Exhibit 10.2

AYRO, INC.

RESTRICTED STOCK AWARD AGREEMENT

1. Grant of Award. Pursuant to the terms of this Restricted Stock Award Agreement (this “Agreement”) and as an inducement material to the Grantee (defined below) entering into employment with the AYRO, Inc., a Delaware corporation (the “Company”), within the meaning of Nasdaq Listing Rule 5635(c)(4), the Company hereby grants to

Thomas Wittenschlaeger

(the “Grantee”)

an award of Restricted Stock (defined below). The number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) awarded under this Agreement is 450,000 shares (the “Awarded Shares”). The “Date of Grant” of this Award is September 23, 2021.

2. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

a. “Applicable Laws” means all legal requirements relating to the administration of equity incentive plans or awards and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to equity awards granted to residents therein, and any other applicable law, rule, or restriction.

b. “Board” means the Board of Directors of the Company.

c. “Change in Control” means the occurrence of any of the following events:

i. any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

ii. the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Date of Grant, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Date of Grant or whose appointment, election, or nomination for election was previously so approved or recommended; or

iii. there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

iv. the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes hereof:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

d. “Claim” means any claim, liability, or obligation of any nature, arising out of or relating to this Agreement or an alleged breach of this Agreement.

e. “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

f. “Committee” means a committee of the Board or of other individuals satisfying Applicable Laws appointed by the Board, or by the compensation committee of the Board, who have been appointed or designated by the Board to administer this Agreement.

g. “Employment Agreement” means that certain Executive Employment Agreement, dated September 22, 2021, by and between the Company and the Grantee.

2

h. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

i. “Fair Market Value” means, as of a particular date, (i) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (ii) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of Common Stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the National Association of Securities Dealer, Inc.’s OTC Bulletin Board or the Pink OTC Markets, Inc. (previously known as the National Quotation Bureau, Inc.); or (iv) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, comply with Section 409A of the Code.

j. “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Agreement. The Committee may utilize one or more Independent Third Parties.

k. “Restricted Stock” means shares of Common Stock issued or transferred to the Grantee pursuant to this Agreement that are subject to restrictions or limitations set forth herein.

l. “Service Provider” means an employee, director, or consultant that provides services to the Company.

m. “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships, or limited liability companies.

3. Vesting. Except as otherwise provided herein, the Awarded Shares shall vest in accordance with the schedule set forth on Schedule A attached hereto, provided the Grantee has remained a Service Provider through the applicable vesting date, with the number of Awarded Shares vesting based on the determination by the Board or, if applicable, the Committee of whether the vesting conditions set forth on Schedule A have been achieved. Vested portions of the Awarded Shares shall be cumulative, and the determination of whether any vesting performance criteria has been achieved shall be determined by the Board or, if applicable, the Committee, in its sole discretion.

3

4. Forfeiture of Awarded Shares. Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the date the Grantee ceases to be a Service Provider. Upon forfeiture, all of the Grantee’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company.

5. Clawback. Notwithstanding anything herein to the contrary, the Company may recoup all or any portion of any shares received by the Grantee in connection with this Agreement in accordance with Section 8 of the Employment Agreement or in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, as may be approved by the Company’s Board from time to time.

6. Restrictions on Awarded Shares.

a. Subject to the terms of this Agreement, including, without limitation, Section 6.b. below, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Grantee shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign, or otherwise encumber any of the Awarded Shares that have not vested.

b. Notwithstanding anything herein to the contrary, to the extent Awarded Shares vest in accordance with Section 3 above upon the achievement of the applicable performance criteria set forth on Schedule A while the Grantee has continuously remained a Service Provider, 50% of such Awarded Shares that vest (after the satisfaction of the tax withholding obligations as set forth in Section 26 below) on any given date (each, a “Vesting Date”) shall remain subject to the restrictions set forth in Section 6.a. above on and after the date on which the Restriction Period Ends (in each case, the “Held Shares”) until the earlier of (i) the third anniversary of the applicable Vesting Date, (ii) the date on which the Grantee ceases to be a Service Provider, and (iii) the closing date of a Change in Control (the “Holding Period”).

c. Except for the limitations contained in this Section 6, the Committee may, in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in Applicable Laws or changes in circumstances after the Date of Grant, such action is appropriate.

7. Legend. The following legend shall be placed on all certificates issued representing Awarded Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Restricted Stock Award Agreement, dated September 22, 2021, by and between the Company and the Grantee, a copy of which is on file at the principal office of the Company in Round Rock, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said agreement.”

4

The following legend shall be inserted on a certificate evidencing Common Stock issued pursuant to this Agreement if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Grantee shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

8. Delivery of Certificates; Registration of Shares. The Company shall deliver certificates for the Awarded Shares to the Grantee or shall register the Awarded Shares in the Grantee’s name, free of restriction under this Agreement, promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4. In connection with any issuance of a certificate for Restricted Stock, the Grantee shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

9. Rights of a Stockholder. Except as provided in Section 4 and Section 5 above, the Grantee shall have, with respect to his Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares and, except as otherwise provided in this Section 9, the right to receive any dividends thereon. Notwithstanding the foregoing, the Grantee shall not be eligible to receive, and he shall not receive, dividends on the Awarded Shares until they have vested in accordance with Section 3 above. For the avoidance of doubt, the classification of any vested Awarded Shares as Held Shares in accordance with Section 6.b. above shall not affect the Grantee’s eligibility to receive dividends on such Awarded Shares.

10. Voting. The Grantee, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement; provided, however, that this Section 10 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

5

11. Adjustment to Number of Awarded Shares.

a. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs, the Company, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, will adjust the number and class of shares of stock that may be delivered under this Agreement and/or the number, class, and price of shares of stock covered by this Agreement.

b. Merger or Change in Control. Subject to Section II of Schedule A, in the event of a merger of the Company with or into another corporation or other entity or a Change in Control, the Awarded Shares granted under this Agreement will be treated as the Company determines (subject to the provisions of the following paragraph) without the Grantee’s consent, including, without limitation, (i) that the Awarded Shares will be assumed, or a substantially equivalent award will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to the Grantee, that the Awarded Shares will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) that the Awarded Shares will vest and the restrictions applicable to the Awarded Shares will lapse, in whole or in part, prior to or upon consummation of such merger or Change in Control, and, to the extent the Company determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of this Agreement in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the realization of the Grantee’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Company determines in good faith that no amount would have been attained upon the realization of the Grantee’s rights, then this Agreement may be terminated by the Company without payment), or (B) the replacement of the Awarded Shares with other rights or property selected by the Company in its sole discretion; or (v) any combination of the foregoing.

In the event that the successor corporation does not assume or substitute for the Awarded Shares (or portion thereof), the Grantee will fully vest in such Awarded Shares and all restrictions on the Awarded Shares will lapse.

For purposes of this Section 11.b., the Awarded Shares will be considered assumed if, following the merger or Change in Control, they confer the right to purchase or receive, for each share of Common Stock subject to this Agreement immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of the Company’s Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock).

12. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for a breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

13. Grantee’s Representations. Notwithstanding any of the provisions hereof, the Grantee hereby agrees that he will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Grantee hereunder, if the issuance of such shares shall constitute a violation by the Grantee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Grantee are subject to all Applicable Laws, rules, and regulations.

6

14. Investment Representation. Notwithstanding anything herein to the contrary, the Grantee hereby represents and warrants to the Company, that:

a. The Grantee acknowledges that the Awarded Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Company’s reliance on an exemption from the Securities Act depends, in part, upon the truth and accuracy of the Grantee’s representations set forth herein.

b. The Grantee is acquiring the Awarded Shares for his own account, for investment purposes only, and not with a view to the distribution, resale, or other disposition not in compliance with the Securities Act and applicable state securities laws.

c. The Grantee is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

d. The decision of the Grantee to acquire the Awarded Shares for investment has been based solely upon the evaluation made by the Grantee.

e. The Grantee recognizes and understands that the Awarded Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement or an available exemption, he must hold such Awarded Shares indefinitely. The Grantee further acknowledges that Rule 144 promulgated under the Securities Act may not be applicable to the Awarded Shares and understands that the Company will not be obligated to make the filings and reports, or make publicly available the information, which is a condition to the availability of Rule 144. The Grantee further recognizes that the Company is under no obligation to register the Awarded Shares or to comply with any exemption from such registration. The Grantee understands that the certificates representing the Awarded Shares may carry one or more legends incorporating such restrictions.

f. The Grantee acknowledges that he is a sophisticated investor, having such knowledge and experience in financial and business matters as to be capable of making an informed investment decision with respect to the acquisition of the Awarded Shares and that he has the financial wherewithal to absorb the loss of any investment in the Awarded Shares.

g. The Grantee acknowledges receipt of all information he considers necessary or appropriate for deciding and evaluating the merits and risks of his acquiring and holding the Awarded Shares. The Grantee acknowledges that he has had an opportunity to ask questions and to receive answers from the Company regarding the Awarded Shares and the business properties, prospects, and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to him or to which he had access.

h. The Grantee acknowledges that applicable securities laws provide restrictions on the ability of stockholders to sell, transfer, assign, mortgage, hypothecate, or otherwise encumber their Awarded Shares and places certain other restrictions on the Grantee.

7

15. Grantee’s Acknowledgments. The Grantee hereby acknowledges and agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as applicable, upon any questions arising under this Agreement.

16. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

17. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Grantee the right to continue to be a Service Provider to the Company or any Subsidiary, whether as an Employee, Contractor, or Outside Director, or to interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Grantee as an Employee, Contractor, or Outside Director at any time.

18. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

19. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

20. Entire Agreement. This Agreement, together with the Employment Agreement, supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Employment Agreement and that any agreement, statement, or promise that is not contained in this Agreement or the Employment Agreement shall not be valid or binding or of any force or effect.

21. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

22. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties hereto. Notwithstanding anything herein to the contrary, the Company may modify the performance criteria related to the vesting of the Awarded Shares from time to time by amending Schedule A without the need to otherwise amend this Agreement, and any such modifications may be made by the Board (or, if applicable, the Committee) or any officer or representative of the Company authorized by the Board (or, if applicable, the Committee) to amend Schedule A.

8

23. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

24. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

25. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Grantee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

AYRO, Inc.
900 E. Old Settlers Boulevard, Suite 100
Round Rock, TX 78664
Attn:	Chairman of the Board
Fax:

b. Notice to the Grantee shall be addressed and delivered as set forth on the signature page.

26. Tax Requirements. The Grantee is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Grantee agrees that if the Grantee makes such an election, the Grantee shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company or, if applicable, any Subsidiary (for purposes of this Section 26, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with this Agreement, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion, also require the Grantee receiving shares of Common Stock issued pursuant to this Agreement to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Grantee’s income arising with respect to this Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Grantee to the Company of shares of Common Stock, other than Common Stock that the Grantee has acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting of this Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (d) any combination of (a), (b), or (c). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Grantee.

27. Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Agreement, and all members of the Board and the Committee, each officer of the Company, and each employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under Applicable Law, no member of the Board or the Committee (and no Subsidiary of the Company) shall have any duties or liabilities, including, without limitation, any fiduciary duties, to the Grantee (or any person claiming by or through the Grantee) as a result of this Agreement or any Claim arising hereunder and, to the fullest extent permitted under Applicable Law, the Grantee (as consideration for receiving and accepting this Agreement) irrevocably waives and releases any right or opportunity the Grantee might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee, or any Subsidiary of the Company arising out of this Agreement.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows.]

9

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

AYRO, Inc.

By:	/s/ Joshua Silverman
Name:	Joshua Silverman
Title:	Chairman

GRANTEE:

/s/ Thomas Wittenschlaeger
Signature

Name:	Thomas Wittenschlaeger
Address:

10

Schedule A

Performance Criteria

The determination of whether any performance criteria set forth on this Schedule A has been achieved shall be determined by the Board or, if applicable, the Committee, in its sole discretion, and the Awarded Shares shall vest as follows:

I. Subject to Section 6.b., if the Stock Price Milestones (defined below) and the Business Milestones (defined below) equal or exceed the thresholds in the chart below during Executive’s employment with the Company, then the number of Awarded Shares set forth directly across from such thresholds shall vest and no longer be subject to forfeiture in accordance with Section 4, provided the Grantee has continuously remained a Service Provider through the applicable vesting date.

Stock Price Milestone Achieved	Business Milestones Achieved	Awarded Shares Vesting
First SPA/MC Milestone	0	90,000
Second SPA/MC Milestone	1	90,000
Third SPA/MC Milestone	3	90,000
Fourth SPA/MC Milestone	4	90,000
Fifth SPA/MC Milestone	5	90,000

For the avoidance of doubt, the number of Awarded Shares listed in the table above shall not vest unless both the corresponding Stock Price Milestone and the number of Business Milestones have yet been achieved.

Example: Assume the following facts: The First SPA/MC Milestone is achieved in 2021, the Second SPA/MC Milestone is achieved in 2022, but no Business Milestones have been achieved. Under those facts, 90,000 of the Awarded Shares would be vested as follows:

●	90,000 Awarded Shares vested upon the achievement of the First SPA/MC Milestone because no Business Milestones were required to be achieved for such Awarded Shares to vest.

●	No Awarded Shares vested upon the achievement of the Second SPA/MC Milestone because at least one Business Milestone must also be achieved for the next tranche of 90,000 Awarded Shares to vest.

II. Notwithstanding anything in this Schedule A to the contrary, upon the occurrence of a Change in Control while the Grantee is a Service Provider:

a. To the extent any Stock Price Milestones have been achieved, but the corresponding number of Business Milestones necessary for a tranche of Awarded Shares to vest has not also been achieved as of the closing date of a Change in Control, then the number of Awarded Shares that would become vested upon the achievement of the corresponding number of Business Milestones, shall vest immediately prior to such Change in Control, irrespective of the failure to achieve such number of Business Milestones, and shall no longer be subject to forfeiture in accordance with Section 4; and

b. The Holding Period requirements of Section 6.b. shall be waived as to all vested Awarded Shares immediately prior to such Change in Control.

11

III. For purposes of this Schedule A, the following terms shall have the meanings set forth below:

a. “Average Stock Price Threshold” means the average, calculated over any Measurement Period, of the closing price of a share of Common Stock during such Measurement Period on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (or successor thereto).

b. “Business Milestone” means the seven business and operational performance goals agreed to by the Grantee and the Board or, if applicable, the Committee, which shall be agreed to by the parties in writing no later than the 30th day following the Date of Grant. The terms of such writing shall be incorporated herein by reference for purposes of determining whether such Business Milestones have been achieved.

c. “Market Capitalization Threshold” means the average, calculated over any Measurement Period, of the aggregate Fair Market Value of the Company’s outstanding shares of Common Stock, determined by calculating the product of (i) the total number of outstanding shares of Common Stock on the applicable Trading Days during such Measurement Period, multiplied by (ii) the closing prices of the Common Stock during such Measurement Period on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (or successor thereto).

d. “Measurement Period” means any 90 consecutive calendar days during Grantee’s employment with the Company.

e. “Stock Price Milestone” means the Average Stock Price Thresholds or the Market Capitalization Thresholds set forth in the following table:

Stock Price Milestone Achieved	Average Stock Price Threshold	Market Capitalization Threshold
First SPA/MC Milestone	$8 per share	$288 million
Second SPA/MC Milestone	$11 per share	$396 million
Third SPA/MC Milestone	$14 per share	$504 million
Fourth SPA/MC Milestone	$17 per share	$612 million
Fifth SPA/MC Milestone	$20 per share	$720 million

For the avoidance of doubt, a Stock Price Milestone listed in the table above shall be deemed achieved if either the corresponding Average Stock Price Threshold or Market Capitalization Threshold is achieved.

f. “Trading Day” means each Monday, Tuesday, Wednesday, Thursday, and Friday, other than any day on which securities are not traded on the applicable Trading Market or in the applicable securities market.

g. “Trading Market” means the primary securities exchange on which the Common Stock is listed or quoted for trading on the date in question.

**********

12